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                                                                    Exhibit 10.8

                               TECO ENERGY GROUP
                          DEFERRED COMPENSATION PLAN

                        2001 Amendment and Restatement
                        ------------------------------

                                   ARTICLE I
                                   ---------

                                    GENERAL
                                    -------

     1.1   Introduction. This TECO Energy Group Deferred Compensation Plan (the
           ------------
"plan") is an amendment and restatement of the TECO Energy Group Retirement Savings Excess Benefit Plan, which has been amended from time to time as set forth in Schedule A. The plan is designed (a) to provide eligible officers of TECO Energy, Inc. ("TECO Energy") and its subsidiaries who are members and beneficiaries of the TECO Energy Group Retirement Savings Plan (the "savings plan") a benefit corresponding to the savings deposits, matching employer contributions and pre-1997 cancelled vacation contributions that would have been allocated to the member's accounts under the savings plan but for legal limitations on the benefits that may be provided under the savings plan and (b) to allow eligible officers to defer compensation under a voluntary salary reduction agreement. Employees who participate in this plan are referred to as "members".

     1.2   Definitions. Unless otherwise defined, all terms used in this plan
           -----------
shall have the same meaning as those terms used in the savings plan.

     1.3   Deferral Agreement. Each member will provide the Benefits Committee
           ------------------
of TECO Energy (the "committee") with a written deferral agreement (the "deferral agreement"), in such form as the committee prescribes, containing the information required by the plan and such other information as the committee reasonably needs for the administration of the plan. The deferral agreement must be provided no later than the date by which a voluntary salary reduction election would be required to be made for the year in question under, and will be effective as described in, Section 3.4, even if the agreement only relates to excess savings plan benefits.

                                  ARTICLE II
                                  ----------

                         EXCESS SAVINGS PLAN BENEFITS
                         ----------------------------

     2.1   Excess Savings Deposits. A member's enrollment in the savings plan
           -----------------------
will automatically constitute an agreement to reduce his salary and defer compensation under this plan in the amount of savings deposits that he is prevented from contributing to the savings plan because of (a) the limitations of Article VI of the savings plan or (b) the limit on applicable compensation under Section 2.1 of the savings plan. The member's enrollment also constitutes his agreement that his employer may retain under this plan any savings deposits that would otherwise be returned to him pursuant to the provisions of the savings plan.
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     2.2  Excess Matching Contributions.
          -----------------------------

               (a)  Quarterly Match. Each member will be entitled to receive
                    ---------------
under this plan the amount of the fixed quarterly match that would have been made for such member under Section 5.1(a) of the savings plan for the quarter on savings deposits that are credited under Section 2.1 of this plan during such quarter.

               (b)  Annual Match. Each member will be entitled to receive under
                    ------------
this plan the amount of the variable annual match that would have been made for such member under Section 5.1(b) of the savings plan on savings deposits that are credited under Section 2.1 of this plan during such year.

     2.3   Pre-1997 Excess Cancelled Vacation Contributions. For years before
           ------------------------------------------------
1997, each member will be entitled to any cancelled vacation contributions that his employer was prevented from contributing on behalf of the member because of the restrictions on annual additions under Article VI of the savings plan or the nondiscrimination requirements of Section 401(a)(4) of the Code.

                                  ARTICLE III
                                  -----------

                     VOLUNTARY SALARY REDUCTION DEFERRALS
                     ------------------------------------

     3.1   Eligibility. The Chief Executive Officer of TECO Energy will from
           -----------
time to time designate those officers of TECO Energy and its subsidiaries who are eligible to make voluntary salary reduction deferrals under the plan.

     3.2   Compensation that may be Voluntarily Deferred. An eligible officer
           ---------------------------------------------
may elect to contribute amounts under this plan on a voluntary salary reduction basis not to exceed (a) 50% of the officer's base salary, (b) 100% of the officer's incentive award for the year, and (c) 100% of the amount of taxable income that the officer would have realized from long-term incentive awards other than stock options but for the deferral agreement. As a condition of a member's deferral of income from long-term incentive awards, TECO Energy may require the member to transfer to TECO Energy property or rights held by the member in connection with the long-term incentive award.

     3.3   Matching Contributions on Voluntary Deferrals of Base Salary and
           ----------------------------------------------------------------
           Annual Incentive Awards.
           -----------------------

               (a)  Quarterly Match. Each member will be entitled to receive
                    ---------------
under this plan the amount of the fixed quarterly match that would have been made for such member under Section 5.1(a) of the savings plan for the quarter on voluntary salary reduction contributions of base salary and incentive awards for the year that are credited under Section 3.2 of this plan during such quarter.

               (b)  Annual Match. Each member will be entitled to receive under
                    ------------
this plan the amount of the variable annual match that would have been made for such member under Section 5.1(b) of the savings plan on voluntary salary reduction contributions of base salary and incentive awards for the year that are credited under Section 3.2 of this plan during such year.

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     3.4   Salary Reduction Elections. A voluntary salary reduction election
           --------------------------
must be made in writing on or before the December 31 preceding the year during which the compensation is to be earned in the case of salary reduction deferrals of base pay and incentive awards for the year, and on or before the December 31 that is at least 12 months before the scheduled vesting date in the case of deferrals of income from long-term incentive awards, except that (a) elections with respect to long-term incentive awards that are scheduled to vest in 2002 must be made within 30 days of notice of eligibility to defer but in no event later than December 31, 2001, and (b) elections for the first year of eligibility of newly eligible officers must be made within 30 days of the date of initial eligibility. All elections must be in writing and are irrevocable after the effective date of the election. An election is effective only with respect to compensation earned or vesting after the election and is effective through December 31 of the year to which it applies or the vesting date in the case of long-term incentive awards.

                                  ARTICLE IV
                                  ----------

                             ACCOUNTS AND CREDITS
                             --------------------

     4.1   Establishment of Accounts and Subaccounts. For recordkeeping purposes
           -----------------------------------------
only, the committee will establish and maintain for each member such of the following accounts as are appropriate (collectively, the "deferral account"):

               (a)  an excess savings contributions account;

               (b)  an excess matching contributions account;

               (c)  an excess cancelled vacation contributions account;

               (d)  a voluntary salary reduction contributions account; and

               (e)  a voluntary salary reduction matching contributions account.

For each account, the committee will establish and maintain such subaccounts as are appropriate for crediting earnings in accordance with the methods established by the compensation committee under Section 4.4. Credits and charges to such accounts and subaccounts will be made as provided in the plan.

     4.2   Amount of Initial Credits to Accounts. The amount credited to an
           -------------------------------------
account will equal the amount of excess savings deposits, excess matching contributions, matching contributions on voluntary deferrals of base salary and incentive awards for the year, and part or all of the dollar amount of the compensation that would have been paid or vested but for voluntary deferrals, as specified in the deferral agreement. Where more than one option is available to the member for crediting earnings, the amount deferred will be credited to the option or options and in the amount or percentage designated in the member's deferral agreement.

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     4.3   Time of Initial Credits to Accounts.
           ------------------------------------

               (a)  Excess Accounts. Excess savings deposits and excess
                    ---------------
quarterly and annual matching contributions will be credited to the appropriate account as of the employer's payroll date to which the excess savings deposits and excess matching contributions relate; provided that for years before 2002 amounts (including excess cancelled vacation contributions for years before 1997) were credited as of the last day of the month.

               (b)  Voluntary Salary Reduction Contributions Account. Voluntary
                    ------------------------------------------------
salary reduction contributions with respect to base salary and incentive award for the year will be credited to a member's salary reduction contributions account as of the date the amount would otherwise have been paid to the member, and with respect to long-term incentive awards will be credited as of the date the award would otherwise have vested.

               (c)  Voluntary Salary Reduction Matching Contributions Account.
                    ---------------------------------------------------------
Matching contributions will be credited to the voluntary salary reduction matching contributions account as of the employer's payroll date to which the matching contributions relate.

     4.4   Crediting Earnings. The committee will credit earnings to each
           ------------------
member's accounts in accordance with the method or methods of determining earnings established from time to time by the Compensation Committee of the Board of Directors of TECO Energy (the "compensation committee"). In the event the compensation committee makes more than one option available for determining earnings, members will choose in their deferral agreements among the available options, subject to procedures and limitations established by the compensation committee, which may permit more than one option to be selected by the member. In the event of a change in control of TECO Energy, the method of determining earnings with respect to amounts credited to the plan for any year up to and including the year of the change in control may not result in an earnings rate that is less favorable than the rate that would apply under the method as in effect immediately before the change in control. For purposes of this section, a "change in control of TECO Energy" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") whether or not TECO Energy is in fact required to comply therewith; provided, that, without limitation, such change in control shall be deemed to have occurred if:

               (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than TECO Energy, any Trustee or other fiduciary holding securities under an employee benefit plan of TECO Energy or a corporation owned, directly or indirectly, by the stockholders of TECO Energy in substantially the same proportions as their ownership of stock of TECO Energy, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of TECO Energy representing 30% or more of the combined voting power of TECO Energy's then outstanding securities;

               (b) during any period of 24 consecutive months (not including any period prior to the effective date of this agreement), individuals who at the beginning of such period constitute the board of directors of TECO Energy (the "board") and any new director (other than a director designated by a person who has entered into an agreement with TECO Energy to effect a transaction described in paragraphs (a), (c) or (d) of this Section 4.4) whose election by the board or nomination for election by the stockholders of TECO Energy was

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approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

               (c) there is consummated a merger or consolidation of TECO Energy or any direct or indirect subsidiary of TECO Energy with any other corporation, other than (i) a merger or consolidation resulting in the voting securities of TECO Energy outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 65% of the combined voting securities of TECO Energy or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of TECO Energy (or similar transaction) in which no "person" (as hereinabove defined) acquires 30% or more of the combined voting power of TECO Energy's then outstanding securities; or

               (d) the stockholders of TECO Energy approve a plan of complete liquidation of TECO Energy or there is consummated the sale or disposition by TECO Energy of all or substantially all of TECO Energy's assets.

     4.5   Taxes. Amounts credited to a member's accounts and amounts paid from
           -----
the member's accounts may be reduced to reflect the amount needed to satisfy any tax withholding obligations attributable to contributions, earnings, or distributions.

                                   ARTICLE V
                                   ---------

                                 DISTRIBUTIONS
                                 -------------

     5.1   General Rules.
           -------------

               (a)  Excess Savings Benefits with respect to All Years and
                    -----------------------------------------------------
Voluntary Salary Reduction Contributions and Matching Contributions on Voluntary
--------------------------------------------------------------------------------
Salary Reduction Contributions with respect to Years before January 1, 2002.
---------------------------------------------------------------------------
This Section 5.1(a) applies to excess savings deposits, excess quarterly and annual matching contributions and excess cancelled vacation contributions with respect to all years, voluntary salary reduction contributions and matching contributions on them with respect to years before January 1, 2002, and earnings credited on these amounts. Distributions to a member upon retirement, death or other termination of employment will be made within 30 days after the time when, and in the same form as, distributions are made to the member under Article X of the savings plan. For forms of distribution other than a lump sum or installments for a fixed period of years, the committee will distribute benefits at a time and in a form that most closely approximates the time and form of distributions to the member under the savings plan.

               (b)  Voluntary Salary Reduction Contributions and Matching
                    -----------------------------------------------------
Contributions on Voluntary Salary Reduction Contributions with respect to Years
-------------------------------------------------------------------------------
after December 31, 2001. This Section 5.1(b) applies to voluntary salary
-----------------------
reduction contributions and matching contributions on them with respect to years after December 31, 2001, and earnings credited to these amounts.

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                    (1)  Commencement of Payment. Each member will elect in his
                         -----------------------
               deferral agreement to have payments commence (the "commencement date") as of the last day of any calendar quarter that is at least 12 months after the date on which income that is voluntarily deferred would have been paid or, in the case of long-term incentive awards, the date the award would have vested but for the deferral election. Such election will be irrevocable.

                    (2)  Election of Form of Payment. Each member will elect in
                         ---------------------------
               his deferral agreement to have his deferral account paid in either a lump sum or annual installments over a period up to five years. Such election will be irrevocable.

                    (3)  Lump Sum Payments. A member who elects to have his
                         -----------------
               voluntary salary reduction account and voluntary salary reduction matching contributions account paid in a lump sum will receive the lump sum payment in cash within 30 days after the commencement date. The lump sum will equal the amount credited to these accounts on the commencement date.

                    (4)  Installment Payments. A member who elects to have his
                         --------------------
               voluntary salary reduction account and voluntary salary reduction matching contributions account paid in up to five annual installments will receive an installment payment in cash within 30 days after the commencement date. Each installment will equal the amount credited to these accounts on the date specified for that installment divided by the number of installments remaining to be paid and will be paid within 30 days of the corresponding anniversary of the commencement date.

     5.2   Distribution on Death.
           ---------------------

               (a)  Time and form. Notwithstanding any other provisions of this
                    -------------
plan (other than Section 5.3) or the member's deferral agreement, any amounts in the member's accounts under this plan as of the date of the member's death will be paid to the member's designated beneficiary in a lump sum or in up to five annual installments, as elected by the member in the deferral agreement, beginning within 30 days after the end of the calendar quarter in which the member dies.

               (b)  Designation of Beneficiary. A member may designate one or
                    --------------------------
more beneficiaries to receive any portion of the amount remaining in his accounts as of the date of death and may revoke or change such a designation at any time. If the member names two or more beneficiaries, distribution to them will be in such proportions as the member designates or, if the member does not so designate, in equal shares. Any designation of beneficiary will be in writing on such form as the committee may prescribe and will be effective upon filing with the committee. Any portion of a distribution payable upon the death of a member that is not disposed of by a designation of beneficiary, for any reason whatsoever, will be paid to the member's spouse if living at his death, otherwise equally to the member's natural and adopted

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children (and the issue of a deceased child by right of representation), otherwise to the member's estate.

     5.3   Mandatory Distribution of Small Accounts. Notwithstanding any other
           ----------------------------------------
provision of the plan or the member's deferral agreement, if at the time a member terminates employment (a) the amount credited to his excess savings contributions account, excess matching contributions account, and excess cancelled vacation contributions account in the aggregate is $25,000 or less, or
(b) the amount credited to his voluntary salary reduction contributions account and voluntary salary reduction matching contributions account in the aggregate is $25,000 or less, such aggregate accounts of $25,000 or less will be distributed in a lump sum payment within 30 days after the end of the calendar quarter in which termination of employment occurs.

     5.4   Hardship Distributions from Accounts. The compensation committee may,
           ------------------------------------
in its discretion, distribute a portion or all of the member's accounts in case of the member's financial hardship. The committee will determine the date of payment of the distribution.

     5.5   No Other Withdrawals. Except as otherwise provided in this Article V,
           --------------------
a member may not withdraw amounts credited to his accounts.

                                  ARTICLE VI
                                  ----------

                           AMENDMENT AND TERMINATION
                           -------------------------

     6.1   Amendment. TECO Energy may, without the consent of any member,
           ---------
beneficiary or other person, amend this plan at any time and from time to time; provided, however, that no amendment will reduce the amount then credited to the accounts of any member.

     6.2   Termination. TECO Energy may terminate this plan at any time. Upon
           -----------
termination of the plan, payments from a member's accounts will be made in the manner and at the time prescribed in Section 5.1, provided that TECO Energy may, in its discretion, distribute a member's account in a lump sum as soon as practicable after the date the plan is terminated.

                                  ARTICLE VII
                                  -----------

                                 MISCELLANEOUS
                                 -------------

     7.1   No Right to Corporate Assets. This plan is unfunded, and the
           ----------------------------
employers will not be required to set aside, segregate, or deposit any funds or assets of any kind to meet their obligations hereunder. Nothing in this plan will give a member, a member's beneficiary or any other person any equity or other interest in the assets of the employers, or create a trust or a fiduciary relationship of any kind between the employers and any such person. Any rights that a member, beneficiary or other person may have under this plan will be solely those of a general unsecured creditor of the employers. Notwithstanding the foregoing, TECO Energy may establish a grantor trust of which it is treated as the owner under Section 671 of the Internal Revenue Code to provide for the payment of benefits hereunder.

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     7.2   Nonalienation of Benefits. The rights and benefits of a member of
           -------------------------
this plan are personal to the member. No interest, right or claim under this plan and no distribution therefrom will be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, anticipation, garnishment, attachment, execution or levy, except by designation of beneficiary.

     7.3   Binding Effect of Plan. This plan will be binding upon and inure to
           ----------------------
the benefit of members and designated beneficiaries and their heirs, executors and administrators, and to the benefit of the employers and their assigns and successors in interest.

     7.4   Administration. This plan will be administered by the committee who
           --------------
will have sole responsibility for its interpretation, except that hardship withdrawals will be administered by the compensation committee who will have sole responsibility for interpretation of Section 5.4. The committee and the compensation committee are "named fiduciaries". The committee and the compensation committee will have full discretionary power to interpret and administer those portions of the plan for the administration of which they are responsible.

     7.5   Claims Procedure. Any request for benefits (the "claim") by a member
           ----------------
or beneficiary (the "claimant") will be filed in writing with the committee, or with the compensation committee if the claim pertains to a hardship withdrawal. Within a reasonable period after receipt of a claim, the committee or the compensation committee, as the case may be (the "appropriate committee") will provide written notice to any claimant whose claim has been wholly or partly denied, including: (a) the reasons for the denial, (b) the plan provisions on which the denial is based, (c) any additional material or information necessary to perfect the claim and the reasons it is necessary, and (d) the plan's claims review procedure. A claimant will be given a full and fair review by the committee of the denial of the claim if the claimant requests a review in writing within 60 days after notification of the denial. The claimant may review pertinent documents and may submit issues and comments in writing. The committee will render its decision on review promptly and in writing and will include specific reasons for the decision and references to the plan provisions on which the decision is based.

     7.6   Interpretation. The portion of this plan that provides benefits in
           --------------
excess of the restrictions on annual additions under Section 415 of the Internal Revenue Code (the "Code') is intended to be an "excess benefit plan" as defined in Section 3(36) of the Employee Retirement Income Security Act ("ERISA"). The portion of the plan that provides all other benefits is intended to be a deferred compensation plan for a select group of management or highly compensated employees as provided in Sections 201(2), 301(a)(3) and 401(a)(l) of ERISA. The plan will be interpreted in a manner that comports with the foregoing intentions. To the extent not governed by federal law, this plan will be construed, enforced and administered according to the laws of the State of Florida.

     EXECUTED as of the effective dates set forth in Schedule A.

                                   TECO ENERGY, INC.


                                   By:_______________________________
                                      Clint Childress
                                      Chief Human Resources Officer

                                  Schedule A

                                Plan Amendments
                                ---------------

     1. The plan was established as an excess plan effective as of January 1, 1984.

     2. The plan was amended and restated effective as of January 1, 1990 (a) to expand eligibility for the plan to all employees of employers in the TECO Energy Group, (b) to add provisions to provide for benefits lost under the savings plan as a result of the compensation limit under the savings plan, and
(c) to conform the plan to changes in the savings plan, including the addition of the ESOP feature to the savings plan.

     3. The plan was amended and restated (a) to change the method of determining the return to be earned on plan accounts effective as of January 1, 1994 and (b) to add the voluntary salary reduction feature and to make certain other compliance changes effective as of October 1, 1994.

     4. The plan was amended and restated effective as of July 15, 1998 to make the definition of "change in control of TECO Energy" consistent with the revised definition of such term in other TECO Energy benefit plan documents.

     5. The plan was amended and restated effective as of October 17, 2001 (a) to change the name of the plan, (b) to add the opportunity to defer amounts that otherwise would be realized as taxable income from long-term incentive awards,
(c) to provide that members may choose among methods of crediting earnings established by the compensation committee, subject to procedures and limitations established by the compensation committee, (d) to clarify the treatment of voluntary salary reduction matching contributions, (e) to require that voluntary salary reduction contributions and voluntary salary reduction matching contributions with respect to years after December 31, 2001 be distributed either as a lump sum or up to five annual installments, (f) to permit payment of voluntary salary reduction contributions and voluntary salary reduction matching contributions with respect to years after December 31, 2001 to begin as of the last date of any calendar quarter chosen by the member in his deferral election that is at least 12 months after the compensation would otherwise have been paid or vested, (g) to provide that on the death of the member any amounts in the member's accounts will be distributed within 30 days after the end of the quarter in which the member dies in a lump sum or up to five annual installments, as elected by the member, (h) to provide for mandatory cashout of accounts of $25,000 or less, and (i) to add a claims procedure.